Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Second Quarter 2014 Results

OKLAHOMA CITY (August 6, 2014) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operational results for the second quarter of 2014 and provided an update on its 2014 activities.

Financial and Operational Highlights

•	Produced oil and natural gas sales volumes of 2,431,955 barrels of oil equivalent (“BOE”), or 26,725 barrels of oil equivalent per day (“BOEPD”), in the second quarter of 2014, as compared to 815,300 BOE, or 8,959 BOEPD in the second quarter of 2013.

•	Recorded net income of $47.9 million, or $0.56 per diluted share, in the second quarter of 2014.

•	Reported adjusted net income of $6.1 million, or $0.07 per diluted share, in the second quarter of 2014.

•	Generated $137.9 million of EBITDA in the second quarter of 2014, as compared to $101.3 million in the second quarter of 2013.

•	Production for the month of August, as of August 5, 2014, has averaged approximately 43,602 BOEPD.

•	Executed binding agreements with ET Rover Pipeline, LLC, a subsidiary of Energy Transfer (NYSE: ETP), to transport 100,000 MMBtu/day on the ET Rover pipeline project for a term of 15 years.

•	Increased its acreage position since May 2014 by 4,500 net acres in the Utica Shale, bringing the Company’s total acreage position to approximately 183,500 net acres under lease.

•	Grizzly Oil Sands ULC (“Grizzly”), a company in which Gulfport holds an approximate 25% equity interest, produced 510 barrels of bitumen per day in May and June at its SAGD facility at Algar Lake.

•	Nine rigs are currently active in Gulfport’s core operating areas, with seven horizontal rigs in the Utica Shale and two rigs in Southern Louisiana.

Financial Results

For the second quarter of 2014, Gulfport reported net income of $47.9 million on oil and natural gas revenues of $114.5 million, or $0.56 per diluted share. For the second quarter of 2014, EBITDA (as defined below) was $137.9 million and cash flow from operating activities before changes in working capital was $56.6 million.

Gulfport’s 2014 second quarter financial results include an aggregate non-cash gain of $2.2 million due to a hedge ineffectiveness. Excluding the impact of the hedge ineffectiveness, oil and natural gas revenues for the second quarter of 2014 would have been $112.3 million. Gulfport’s 2014 second quarter financial results also include an aggregate gain of $72.9 million in connection with Gulfport’s equity interest in

Diamondback Energy, Inc. (“Diamondback”), a NASDAQ Global Select Market listed company. Associated with this adjusted taxable income was $4.0 million of income tax expense. Excluding the effects of these items, adjusted net income for the second quarter of 2014 would have been $6.1 million, or $0.07 per diluted share.

Production

For the second quarter of 2014, net production was 709,484 barrels of oil, 8,972,137 thousand cubic feet (“MCF”) of natural gas and 9,538,843 gallons of natural gas liquids (“NGL”), or 2,431,955 BOE. Net production for the second quarter of 2014 by region was 1,930,139 BOE in the Utica Shale, 483,910 BOE in Southern Louisiana and an aggregate of 17,906 BOE in the Bakken, Niobrara and other areas.

Gulfport’s 2014 second quarter realized prices include an aggregate non-cash gain of $2.2 million due to a hedge ineffectiveness. Before the impact of derivatives, realized prices for the second quarter of 2014 were $99.40 per barrel of oil, $4.43 per MCF of natural gas and $1.14 per gallon of NGL, for a total equivalent of $49.81 per BOE. Gulfport’s second quarter natural gas realized price before the impact of derivatives of $4.43 per Mcf represents a price realization of approximately 95% of the NYMEX settlement prices for the second quarter.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Production Volumes:
Oil (MBbls)	709.5	535.2	1,436.2	1,052.1
Natural gas (MMcf)	8,972.1	1,414.8	16,634.0	1,734.5
NGL (MGal)	9,538.8	1,861.4	27,773.6	2,084.5
Oil equivalents (MBOE)	2,432.0	815.3	4,869.8	1,390.8

Average Realized Prices (before the impact of derivatives):

Oil (per Bbl)	$99.40	$104.07	$98.83	$107.28
Natural gas (per Mcf)	$4.43	$4.80	$4.68	$4.76
NGL (per Gal)	$1.14	$1.29	$1.33	$1.31
Oil equivalents (per BOE)	$49.81	$79.59	$52.73	$89.05

Average Realized Prices: (including cash-settlement of derivatives and excluding non-cash hedge ineffectiveness):

Oil (per Bbl)	$97.29	$103.65	$97.01	$103.34
Natural gas (per Mcf)	$3.60	$4.80	$3.75	$4.76
NGL (per Gal)	$1.14	$1.29	$1.33	$1.31
Oil equivalents (per BOE)	$46.16	$79.32	$49.04	$86.07

Average Realized Prices:

Oil (per Bbl)	$95.95	$113.98	$98.49	$108.43
Natural gas (per Mcf)	$3.96	$4.80	$3.24	$4.76
NGL (per Gal)	$1.14	$1.29	$1.33	$1.31
Oil equivalents (per BOE)	$47.08	$86.10	$47.71	$89.92

Net production for the second quarter of 2014 was 26,725 BOEPD. Subsequent to the second quarter of 2014, net production for the month of July 2014 averaged approximately 33,952 BOEPD. As of August 5, 2014, production for the month of August has averaged approximately 43,602 BOEPD. Gulfport estimates that its average production for the third quarter of 2014 will be approximately 40,000 BOEPD.

Derivatives

The table below sets forth the Company’s hedging positions as of June 30, 2014.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION AS OF JUNE 30, 2014

(Unaudited)

	Quarter Ended
	3Q2014	4Q2014
Oil (MBbls):
Swap contracts
Volume	184	184
Price	$101.50	$101.50

Natural gas (MMcf):
Swap contracts
Volume	14,260	14,260
Price	$4.07	$4.07

	Year Ended December 31,
	2014	2015	2016
Oil (MBbls):
Swap contracts
Volume	910	—	—
Price	$102.79	—	—
Natural gas (MMcf):
Swap contracts
Volume	48,560	54,750	9,380
Price	$4.06	$4.08	$4.02
Swaption contracts
Volume	—	9,125	3,025
Price	—	$4.10	$4.10

Operational Update

Utica Shale

In the Utica Shale, Gulfport spud 24 gross (16.5 net) wells during the second quarter of 2014. At present, Gulfport has seven horizontal rigs drilling in the play.

In the wet gas window of the play, Gulfport brought online eight wells during the second quarter. Initial seven-day sales rates from the wells, assuming full ethane recovery, averaged approximately 2,392 BOEPD with 42% liquids. The wells in the wet gas window were drilled with an average perforated lateral length of 7,925 feet and completed with 32 frac stages.

In the condensate window of the play, Gulfport brought online two wells during the second quarter. Initial seven-day sales rates from the wells, assuming full ethane recovery, averaged approximately 955 BOEPD with 68% liquids. The wells in the condensate window were drilled with an average perforated lateral length of 8,298 feet and completed with 33 frac stages.

To secure the movement of Gulfport’s Utica Shale production out of the basin, the Company has most recently executed binding agreements with ET Rover Pipeline, LLC, a subsidiary of Energy Transfer, to transport 100,000 MMBtu/day for a term of 15 years on the ET Rover pipeline project beginning in late 2016. This firm transportation arrangement will provide Gulfport the flexibility to move natural gas to the Dawn, Ontario and Gulf Coast markets.

Since May 2014, Gulfport has increased its acreage position in the play, adding approximately 4,500 net acres, bringing the Company’s total acreage position to approximately 184,500 gross (183,500 net) acres under lease in the Utica Shale.

Canadian Oil Sands

In the Canadian Oil Sands, Grizzly currently has all ten well pairs on full steam circulation at its Algar Lake SAGD project and converted one well pair to SAGD production mode late in the quarter. Bitumen production from Algar Lake averaged approximately 510 barrels of bitumen production per day in May and June and Grizzly exited the quarter at approximately 1,200 barrels of bitumen per day. Grizzly continues to see the production ramp as expected during steam circulation and anticipates the first phase of this facility to reach its peak production potential of approximately 6,200 barrels of bitumen per day in the second quarter of 2015.

Southern Louisiana

At its West Coast Blanche Bay and the Hackberry fields, Gulfport spud 13 wells during the second quarter of 2014, completing nine wells as productive with two waiting on completion and one well drilling at the end of the quarter. One well was nonproductive. In addition, Gulfport performed 46 recompletions at the fields. At present, Gulfport has two rigs active in Southern Louisiana drilling ahead on the twenty-fifth and twenty-sixth wells of 2014.

Reaffirms 2014 Guidance

Gulfport reaffirms its full year 2014 company guidance and continues to estimate that its average daily production for 2014 will be in the range of 37,000 BOEPD to 42,000 BOEPD. Capital expenditures for exploration and production activities in 2014 are estimated to be in the range of $715 million to $767 million. Additionally, Gulfport anticipates spending approximately $375 million to $425 million on leasehold acquisitions in the Utica Shale during 2014.

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

Year Ending
12/31/2014
Forecasted Production (BOE per day)
Utica	31,500 - 36,500
South Louisiana	~5,500

Average Daily Oil Equivalent	37,000 - 42,000

Total Equivalent - MMBOE	13.51 - 15.33

Projected Cash Operating Costs per BOE
Lease Operating Expense - $/BOE	$3.50 - $4.50
Transportation, Processing & Marketing - $/BOE	$3.50 - $4.00
Production Taxes - % of Revenue	4% - 6%
General and Administrative - $/BOE	$1.50 - $2.50
Interest - $MM/Quarter	$4.0 - $4.5

Depreciation, Depletion and Amortization per BOE	$21.00 - $24.00

Budgeted Capital Expenditures - In Millions:
Utica	$634 - $676
Southern Louisiana	$66 - $71
Grizzly	$15 - $20

Total Budgeted E&P Capital Expenditures	$715 - $767

Budgeted Leasehold Expenditures - In Millions:	$375 - $425

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Thursday, August 7, 2014 at 8:00 a.m. CDT to discuss its second quarter 2014 financial and operational results and to provide an update on the Company’s recent activities. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 877-291-1287 or 973-409-9250 for international callers. The passcode for the call is 71580874. A replay of the call will be available for two weeks at 855-859-2056 or 404-537-3406 for international callers. The replay passcode is 71580874. The webcast will be archived on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located in the Utica Shale of Eastern Ohio and along the Louisiana Gulf Coast. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC and has an equity interest in Diamondback Energy, Inc., a NASDAQ Global Select Market listed company.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activities before changes in operating assets and liabilities. Adjusted net income available is a non-GAAP financial measure equal to pre-tax net income less gain from hedge ineffectiveness and income in connection with Gulfport’s equity interest in Diamondback, plus loss on litigation settlement and income tax expense. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted net income, and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul Heerwagen

pheerwagen@gulfportenergy.com

405-242-4888

Jessica Wills

jwills@gulfportenergy.com

405-242-4888

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands, except share data)		(In thousands, except share data)
Revenues:
Oil and condensate sales	$68,078	$60,999	$141,455	$114,079
Gas sales	35,522	6,793	53,871	8,259
Natural gas liquids sales	10,897	2,404	37,033	2,728
Other income	239	238	406	368

	114,736	70,434	232,765	125,434

Costs and expenses:
Lease operating expenses	12,680	5,878	24,309	11,050
Production taxes	6,601	6,440	13,558	13,310
Midstream transportation, processing and marketing	10,780	1,901	18,549	2,318
Depreciation, depletion and amortization	55,994	28,540	112,871	51,123
General and administrative	10,382	4,900	19,893	9,312
Accretion expense	189	174	377	349
(Gain) loss on sale of assets	—	145	(11)	572

	96,626	47,978	189,546	88,034

INCOME FROM OPERATIONS:	18,110	22,456	43,219	37,400

OTHER (INCOME) EXPENSE:
Interest expense	2,402	3,284	6,287	6,763
Interest income	(36)	(62)	(142)	(141)
Litigation settlement	6,000	—	24,000
Income from equity method investments	(69,569)	(50,108)	(198,044)	(111,318)

	(61,203)	(46,886)	(167,899)	(104,696)

INCOME BEFORE INCOME TAXES	79,313	69,342	211,118	142,096
INCOME TAX EXPENSE	31,461	25,514	80,708	53,709

NET INCOME	$47,852	$43,828	$130,410	$88,387

NET INCOME PER COMMON SHARE:
Basic net income per share	$0.56	$0.57	$1.53	$1.18

Diluted net income per share	$0.56	$0.56	$1.52	$1.17

Basic weighted average shares outstanding	85,448,678	77,428,605	85,354,566	75,142,113
Diluted weighted average shares outstanding	85,805,896	77,906,787	85,766,679	75,599,608

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)		(In thousands)
Net Income	$47,852	$43,828	$130,410	$88,387
Interest expense	2,402	3,284	6,287	6,763
Income tax expense	31,461	25,514	80,708	53,709
Accretion expense	189	174	377	349
Depreciation, depletion, and amortization	55,994	28,540	112,871	51,123

EBITDA	$137,898	$101,340	$330,653	$200,331

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)		(In thousands)
Cash provided by operating activity	$45,359	$38,538	$201,509	$73,545
Adjustments:
Changes in operating assets and liabilities	11,287	5,316	(3,756)	6,009

Operating Cash Flow	$56,646	$43,854	$197,753	$79,554

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

Three Months Ended June 30,
2014
(In thousands, except share data)

Pre-tax net income	$79,313
Adjustments:
Gain from hedge ineffectiveness	(2,232)
Diamondback income on equity investment	(72,946)
Loss on litigation settlement	6,000

Pre-tax net income excluding adjustments	$10,135

Tax expense excluding adjustments	$4,021

Adjusted net income	$6,114

Adjusted net income per common share:

Basic	$0.07

Diluted	$0.07

Basic weighted average shares outstanding	85,448,678

Diluted weighted average shares outstanding	85,805,896